As filed with the U.S. Securities and Exchange Commission on July 1, 2010

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DILLARD’S, INC.

 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	71-0388071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

1600 CANTRELL ROAD

LITTLE ROCK, ARKANSAS 72201

501-376-5200

 (Address of Principal Executive Offices)

DILLARD’S, INC. INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN

(formerly, the Dillard Department Stores, Inc. Retirement Plan)

(Full title of the plan)

James I. Freeman

Senior Vice President and

Chief Financial Officer

Dillard’s, Inc.

1600 Cantrell Road

Little Rock, Arkansas 72201

501-376-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Daniel L. Heard

Kutak Rock LLP

124 West Capitol, Suite 2000

Little Rock, Arkansas 72201

501-975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee(3)
Class A Common Stock, par value $.01 per share	3,000,000 shares	$21.70	$65,100,000	$4,641.63
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act on the basis of $21.70 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 29, 2010.

(3)

Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00007130 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

EXPLANATORY NOTE

Dillard’s, Inc. (the “Company”) is hereby registering 3,000,000 shares of its common stock, par value $.01 per share (the “Common Stock”), for issuance under the Dillard’s, Inc. Investment & Employee Stock Ownership Plan (formerly, the Dillard Department Stores, Inc. Retirement Plan) (the “Plan”) which shares may be either newly issued by the Company or purchased in open market transactions.  The Company is also hereby registering an indeterminate number of interests in the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed or furnished by the Company or the Plan with the Commission are incorporated by reference herein:

(a)                                  The Company’s annual report on Form 10-K for the fiscal year ended January 30, 2010 and filed on March 26, 2010, and the Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2009 and filed on June 21, 2010;

(b)                                 The Company’s quarterly report on Form 10-Q for the period ended May 1, 2010 and filed on June 4, 2010 and its periodic reports on Form 8-K filed on March 29, 2010 and May 18, 2010; and

(c)                                  The description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 8, 1989, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.

The Company’s Restated Certificate of Incorporation, as amended (the “Certificate”), limits, to the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may hereafter be amended, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors.

The Certificate and the Company’s By-Laws (the “By-Laws”) provide that the Company shall indemnify and hold harmless its directors and officers and any other person serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), to the fullest extent of the DGCL against all expenses, liability and loss reasonably incurred or suffered by such person in connection with any action, suit or proceeding by reason of the fact that such person is or was a director of officer of the Company or was serving at the request of the Company in any of the capacities set forth above.

Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made for any claim as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnification for such expenses despite such adjudication of liability.

In accordance with the DGCL, the Certificate and the By-Laws provide that the right to indemnification includes the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, if the DGCL requires, such an advancement of expenses incurred an indemnitee in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by a final adjudication that such indemnitee is not entitled to be indemnified for such expenses.

In addition, the Certificate and the By-Laws, as permitted by the DGCL, provide that the Company may purchase insurance to protect itself and any director, officer, employee or agent of the Company, a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.  In accordance with these provisions, the Company maintains directors’ and officers’ liability insurance.

Item 8.  Exhibits.

Number	Description

4.1*	Restated Certificate of Incorporation (Exhibit 3 to Form 10-Q for the quarter ended August 1, 1992 in 1-6140, as amended (Exhibit 3 to Form 10-Q for the quarter ended May 3, 1997 in 1-6140)).

4.2*	Amended & Restated By-Laws, as currently in effect (Exhibit 4.2 to Form S-8 filed November 27, 2007 in 333-147636).

5.1	Opinion of Kutak Rock, LLP, regarding Common Stock.

5.2*	Internal Revenue Service Determination Letters (Exhibit 5.2 to Form S-8 filed November 27, 2007 in 333-147636).

23.1*	Consent of Kutak Rock, LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney

*  Incorporated by reference as indicated

Item 9.  Undertakings.

(a)               The undersigned registrant hereby undertakes:

1.                    To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)              to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.                    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, this 30th day of June, 2010.

DILLARD’S, INC.

By:	/s/ James I. Freeman.
Name:	James I. Freeman
Title:	Senior Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ William T. Dillard, II	Chief Executive Officer and Director	June 30, 2010
William T. Dillard, II	(Principal Executive Officer)

/s/ Alex Dillard	President and Director	June 30, 2010
Alex Dillard

/s/ James I. Freeman	Senior Vice President, Chief Financial Officer and	June 30, 2010
James I. Freeman	Director (Principal Financial Officer and Principal
Accounting Officer)

/s/ Mike Dillard	Executive Vice President and Director	June 30, 2010
Mike Dillard

/s/ Drue Matheny	Executive Vice President and Director	June 30, 2010
Drue Matheny

/s/ Frank R. Mori	Director	June 30, 2010
Frank R. Mori

/s/ J.C. Watts, Jr.	Director	June 30, 2010
J.C.Watts, Jr.

/s/ Robert C. Connor	Director	June 30, 2010
Robert C. Connor

/s/ Nick White	Director	June 30, 2010
Nick White

/s/ Warren A. Stephens	Director	June 30, 2010
Warren A. Stephens

/s/ H. Lee Hastings, III	Director	June 30, 2010
H. Lee Hastings, III

/s/ R. Brad Martin	Director	June 30, 2010
R. Brad Martin

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, this 30th day of June, 2010.

DILLARD’S, INC. INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN

By:	/s/ Phillip R. Watts.
Name:	Phillip R. Watts
Title:	Administrator

EXHIBIT INDEX

Number	Description

4.1*	Restated Certificate of Incorporation (Exhibit 3 to Form 10-Q for the quarter ended August 1, 1992 in 1-6140, as amended (Exhibit 3 to Form 10-Q for the quarter ended May 3, 1997 in 1-6140)).

4.2*	Amended & Restated By-Laws, as currently in effect (Exhibit 4.2 to Form S-8 filed November 27, 2007 in 333-147636).

5.1	Opinion of Kutak Rock, LLP, regarding Common Stock.

5.2*	Internal Revenue Service Determination Letters (Exhibit 5.2 to Form S-8 filed November 27, 2007 in 333-147636).

23.1*	Consent of Kutak Rock, LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney

*  Incorporated by reference as indicated